EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF ONE2ONE LIVING CORPORATION

In connection with the accompanying Quarterly Report on Form 10-Q of One2One Living Corporation for the quarter ended March 31, 2013, the undersigned, Mary Spio, Secretary and Treasurer of One2One Living Corporation, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of One2One Living Corporation

Date:  May 20, 2013

/s/ Mary Spio
Mary Spio
Secretary and Treasurer (principal accounting officer and principal financial officer)